Hycroft Mining Holding Corp.
4300 Water Canyon Road
Unit 1
Winnemucca, NV 89445

NEWS RELEASE
Mining Holding Exhibit 99.1Unit #1
Winnemucca, NV 89445

NEWS RELEASE

HYCROFT CONTINUES TO DRILL HIGHER GRADES

189 meters of 1.06 g/t gold and 58.33 g/t silver
including 67.1 meters of 1.15 g/t gold and 72.86 g/t silver
and 10.7 meters of 1.39 g/t gold and 354.29 g/t

WINNEMUCCA, NV, November 2, 2022 - Hycroft Mining Holding Corporation (Nasdaq: HYMC) (“Hycroft” or the “Company”), a gold and silver development company which owns the Hycroft Mine in the prolific mining region of Northern Nevada, is pleased to announce additional drill results from its 2022-2023 exploration program.

Highlights from the recent drilling results in Table 1 are noted below. Reporting units are in grams per tonne (“g/t”)

•H22R-5648 returned 189 meters of 1.06 g/t gold and 58.33 g/t silver
◦Including 67.1 meters of 1.15 g/t gold and 72.86 g/t silver
◦Including 10.7 meters of 1.39 g/t gold and 354.29 g/t silver

•H22R-5649 returned 80.8 meters of 0.48 g/t gold and 50.11 g/t silver
◦Including 1.5 meters of 0.10 g/t gold and 358.00 g/t silver

•H22R-5654 returned 35.1 meters of 0.31 g/t gold and 50.43 g/t silver
◦Including 3.0 meters of 0.35 g/t gold and 293.5 g/t silver

•H22R-5669 returned 48.8 meters of 0.46 g/t gold and 75.79 g/t silver
◦Including 1.5 meters of 1.49 g/t gold and 852.0 g/t silver
◦Including 3.0 meters of 0.53 g/t gold and 222.5 g/t silver

•H22R-5669 also returned a separate intercept of 3.0 meters of 0.90 g/t gold and 228.5 silver

Alex Davidson, Vice President, Exploration commented, “We continue to receive encouraging drill results confirming the higher-grade opportunities identified in the 2021 drill program. The drill results announced today continue to demonstrate improved continuity in the higher-grade areas as compared with the current model, and at much higher grades than the average grade modeled for the Hycroft deposit. Particularly exciting for the Hycroft team is RC hole H22R-5648 from the Brimstone area which has multiple intercepts that significantly outperform the model and are at very near true thickness.”
Drilling from the Vortex area intercepted multiple ore zones down hole and returned gold values where previously little gold was identified or modeled as Vortex is known for being predominately a silver deposit. In particular, RC hole H22R-5669 in the Vortex area has several intercepts returning gold, where no gold was modeled previously. One of these intercepts has 48.8 meters of 0.46 g/t gold and 75.79 g/t silver.
The drill results to date have increased our understanding of the geologic setting of the Hycroft mineralization, both the higher-grade zones and the more disseminated areas throughout the property.

Diane R. Garrett, President & CEO commented “We are very excited about this next group of drill results that continue to support our belief in the untapped potential at Hycroft. Our objectives are multi-fold: (1) to improve the resource grade at Hycroft; (2) identify a higher-grade starter pit which would reduce upfront capital requirements for the next phase of operations; and (3) explore for new targets within our vast land position. Hycroft is one of the largest gold and silver deposits in the world located in the Tier-One mining jurisdiction of Nevada, USA and permitted for both heap leach and milling operations.“
The two reverse circulation (“RC”) drill rigs continue to drill in Brimstone, Central and Vortex areas. A second core drill arrived mid-September to support the core drilling program. Two core drill rigs from First Drilling are focused on the high-grade silver zone in Vortex, and higher-grade gold mineralization in Camel. Current core drilling continues to show interesting intervals with silica veining, sulfide stockwork, and visible silver minerals.
The results of this exploration program, together with the 2021 metallurgical drill program results will be used for the geologic modelling, updated resource models and mine planning activities associated with the technical studies underway for the conventional heap leach and sulfide mill operation. These exploration results do not represent, and should not be construed to be, an estimate of a mineral resource or mineral reserve, as ranges of potential tonnage and grade (or quality) are conceptual in nature; there has been insufficient exploration of the relevant property or properties to estimate a mineral resource; and it is uncertain if these results and further exploration will result in the estimation of a mineral resource.
About the 2022-2023 exploration program

The 2022-2023 exploration program at the Hycroft Mine comprises approximately 100,000 feet of reverse circulation drilling and approximately 25,000 feet of core drilling. The RC drilling is being conducted by National EWP Inc. of Elko, NV and the core drilling is being conducted by First Drilling LLC of Montrose, CO. Assays are being completed by Bureau Veritas and Paragon Geochemical of Reno, NV. The Company’s Qualified Person is Mr. Alex Davidson, Vice President, Exploration.

Table 1: 2022-2023 Exploration Drilling Program

Hole ID	FROM (meters)	TO (meters)	INTERVAL (meters)	GRADE			
				Au (g/t)	Ag (g/t)	Au (opt)	Ag (opt)
Vortex Area							
H22R-5652	**93.0**	**157.0**	**64.0**	**0.39**	**12.76**	**0.011**	**0.372**
including	93.0	108.2	15.2	0.44	27.2	0.013	0.793
	170.7	**181.4**	**10.7**	**6.06**	**10.00**	**0.025**	**0.292**
	196.6	**208.8**	**12.2**	**0.46**	**6.13**	**0.013**	**0.179**
H22R-5653	**33.5**	**42.7**	**9.1**	**0.16**	**45.17**	**0.005**	**1.317**
	91.4	**111.3**	**19.8**	**1.04**	**20.92**	**0.030**	**0.610**
	324.6	**344.4**	**19.8**	**0.53**	**9.69**	**0.016**	**0.283**
	356.6	**378.0**	**21.3**	**0.53**	**8.36**	**0.015**	**0.019**
H22R-5654	**57.9**	**79.2**	**21.3**	**0.50**	**40.50**	**0.015**	**0.030**
	347.5	**382.5**	**35.1**	**0.31**	**50.43**	**0.009**	**1.471**
including	349.0	352.0	3.0	0.35	293.50	0.010	8.560
H22R-5669	**239.3**	**259.1**	**19.8**	**0.42**	**10.49**	**0.012**	**0.306**
	298.7	**374.9**	**76.2**	**1.10**	**13.92**	**0.032**	**0.406**
including	327.7	335.3	7.6	2.19	11.82	0.064	0.234
	358.1	370.3	12.2	1.72	42.88	0.050	1.251
	446.5	**495.3**	**48.8**	**0.46**	**75.79**	**0.013**	**2.210**
including	446.5	451.1	4.6	0.54	113.57	0.016	3.312
	457.2	458.7	1.5	1.49	852.00	0.043	24.850
	461.8	464.8	3.0	0.53	222.50	0.016	6.490
	512.1	**541.0**	**29.0**	**0.43**	**56.96**	**0.013**	**1.661**
including	513.6	516.6	3.0	0.90	228.50	0.026	6.665

About Hycroft Mining Holding Corporation

Hycroft is a US-based, gold and silver company developing the Hycroft Mine located in the world-class mining region of Northern Nevada.
FOR FURTHER INFORMATION contact info@hycroftmining.com or visit our website at www.hycroftmining.com.
Diane R. Garrett,
President & CEO
(210) 621-4200

Cautionary Note Regarding Forward-Looking Statements

This news release contains “forward-looking statements” within the meaning of Section 27A of the United States Securities Act of 1933, as amended, Section 21E of the Unites States Securities Exchange Act of 1934, as amended, or the Unites States Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical facts, included herein and public statements by our officers or representatives, that address activities, events or developments that our management expects or anticipates will or may occur in the future, are forward-looking statements, including but not limited to such things as future business strategy, plans and goals, competitive strengths and expansion and growth of our business. The words “estimate”, “plan”, “anticipate”, “expect”, “intend”, “believe” “target”, “budget”, “may”, “can”, “will”, “would”, “could”, “should”, “seeks”, or “scheduled to” and similar words or expressions, or negatives of these terms or other variations of these terms or comparable language or any discussion of strategy or intention identify forward-looking statements. Forward-looking statements address activities, events, or developments that the Company expects or anticipates will or may occur in the future and are based on current expectations and assumptions. Forward-looking statements include, but are not limited to (i) risks related to changes in our operations at the Hycroft Mine including risks associated with the cessation of mining operations at the Hycroft Mine; uncertainties concerning estimates of mineral resources; risks related to a lack of a completed feasibility study; and risks related to our ability to re-establish commercially feasible mining operations; (ii) industry related risks including fluctuations in the price of gold and silver; the commercial success of, and risks related to, our exploration and development activities; uncertainties and risks related to our reliance on contractors and consultants; availability and cost of equipment, supplies, energy, or reagents. The exploration target does not represent, and should not be construed to be, an estimate of a mineral resource or mineral reserve, as ranges of potential tonnage and grade (or quality) of the exploration target are conceptual in nature; there has been insufficient exploration of the relevant property or properties to estimate a mineral resource; and it is uncertain if further exploration will result in the estimation of a mineral resource. These risks may include the following and the occurrence of one or more of the events or circumstances alone or in combination with other events or circumstances, may have a material adverse effect on the Company’s business, cash flows, financial condition, and results of operations. Please see our “Risk Factors” set forth our Annual Report on Form 10-K for the year ended December 31, 2021, our Quarterly Report on Form 10-Q for the periods ended September 30, 2022 and other reports filed with the SEC for more information about these and other risks. You are cautioned against attributing undue certainty to forward-looking statements. Although we have attempted to identify important factors that could cause actual results to differ materially from those described in forward-looking statements, there may be other factors that cause results not to be as anticipated, estimated or intended. Although these forward-looking statements were based on assumptions that the Company believes are reasonable when made, you are cautioned that forward-looking statements are not guarantees of future performance and that actual results, performance, or achievements may differ materially from those made in or suggested by the forward-looking statements contained in this news release. In addition, even if our results, performance, or achievements are consistent with the forward-looking statements contained in this news release, those results, performance or achievements may not be indicative of results, performance or achievements in subsequent periods. Given these risks and uncertainties, you are cautioned not to place undue reliance on these forward-looking statements. Any forward-looking statements made in this news release speak only as of the date of those statements, and we undertake no obligation to update those statements or to publicly announce the results of any revisions to any of those statements to reflect future events or developments.